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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                             -------------------



                                  FORM 8-K

                               CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  August 23, 1996


Vanguard Real Estate Fund II, A Sales-Commission-Free Income Properties Fund
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(Exact name of the registrant as specified in its character)



Massachusetts                       0-17656                 23-2482429
- -------------                       --------                ----------
(State of other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)


Vanguard Financial Center, Malvern, PA                      19355
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (610) 669-1000





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                                     INDEX

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                                                                                                           Page No.
Cover Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    -
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ITEM
NO.

Item 1.  Change in Control of Registrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 2.  Acquisition or Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 3.  Bankruptcy or Receivership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 4.  Changes in Registrant's Certifying Accountant  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 5.  Other Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 6.  Resignation of Registrant's Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 7.  Financial Statements and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Item 8.  Change in Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2


Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3





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Item 1.  Change in Control of Registrant

         None

Item 2.  Acquisition or Disposition of Assets

         None

Item 3.  Bankruptcy or Receivership

         None

Item 4.  Changes in Registrant's Certifying Accountant

         None

Item 5.  Other Events

        On August 27, 1996, Vanguard Real Estate Fund II ("the Fund") sold the Bayside Business Center ("Bayside") located in San Carlos, California for a contract price of $7,275,000. In connection with the sale, the Fund received net proceeds of approximately $7,140,000, or $1.11 per share, after expenses associated with the sale. Bayside's carrying value as of the date of the transaction was approximately $7,100,000. In accordance with the amended advisory agreement between the Fund and Aldrich, Eastman and Waltch (AEW), the Fund incurred a disposition fee of approximately $108,000, representing 1.5% of the contract price less selling costs.

In 1989, the Fund invested an aggregate $7,752,000 in a senior fixed-rate mortgage loan and a junior shared-appreciation mortgage loan. Each loan was secured by Bayside. In 1995, the Fund exercised its call rights on the loans and subsequently acquired title to Bayside in February 1996 via a deed in lieu of foreclosure in full satisfaction of the then-outstanding mortgage loans. At that time, Bayside was reclassified as a direct ownership investment. Previously, the Fund had reduced the carrying value of the loans to the estimated fair value of the collateral less selling costs. Upon taking title, the Fund's adviser immediately began to market the property for sale. Subsequently, based on an evaluation of information gathered from potential buyers contacted during the initial marketing process, the adviser reduced its estimate of the property's fair market value. Accordingly, during the quarter ended June 30, 1996, $400,000 was charged to the provision for possible losses to further write down Bayside's carrying value.

The sale of Bayside was made pursuant to the Fund's previously-reported Plan of Liquidation adopted in December 1995. The Fund's remaining real estate asset is an interest in a limited partnership that owns an income producing office building. The Fund's Board is currently evaluating the amount and timing of the distribution of the net proceeds from the sale of Bayside to the Fund's shareholders.

Item 6.  Resignation of Registrant's Directors

         None

Item 7.  Financial Statements and Exhibits

         None

Item 8.  Change in Fiscal Year

         None





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         Vanguard Real Estate Fund II,
                 A Sales-Commission-Free Income Properties Fund




DATE:                                   BY:
     --------------------                   Ralph K. Packard
                                            Vice President & Controller